INDEX FUNDS

POWER OF ATTORNEY

I, the undersigned Trustee of Index Funds, a Delaware statutory trust (the “Trust”), hereby appoint Michael G. Willis and Jesse D. Hallee, and each of them individually, as Attorneys-in-Fact, with full power of substitution, and with the full power to sign for me and in my name in the following capacities: the Trust’s Registration Statement on Form N-1A (the “Registration Statement”); any and all subsequent Post-Effective Amendments to said Registration Statement; any supplements or other instruments in connection therewith; and generally to do all such things in my name and on my behalf in connection therewith as said Attorneys-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any rules, regulations, or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of any Registration Statement as amended, and all related requirements of any federal or state regulatory agency.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hand on this 27th day of July, 2020.

/s/ Vijoy P. Chattergy
Vijoy P. Chattergy
Trustee
Index Funds